EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-163431 and 333-171778) of Hallador Energy Company (the "Company") of our report dated March 9, 2020 relating to the financial statements as of and for the years ended December 31, 2019 and 2018, and the effectiveness of internal control over financial reporting as of December 31, 2019, which appears in this Form 10-K.

/s/Plante & Moran, PLLC
Denver, CO
March 9, 2020